CUSIP NO. 651754103

Schedule 13 G	Page	11	of	11
EXHIBIT 99.1
JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)
          The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
DATED: February 4, 2008

COLUMBUS HILL CAPITAL MANAGEMENT, L.P.
By:	/s/ David W. Ambrosia
	Name:	David W. Ambrosia
	Title:	Managing Director and General Counsel

CHC CAPITAL PARTNERS, L.L.C.
By:	/s/ *
	Name:	Kevin D. Eng
	Title:	Managing Member

KEVIN D. ENG
By:	/s/ *
	Name:	Kevin D. Eng

HOWARD T. KAMINSKY
By:	/s/ *
	Name:	Howard T. Kaminsky

*/s/ David W. Ambrosia
__________________________
David W. Ambrosia, as attorney-in-fact for Kevin D. Eng and Howard T. Kaminsky pursuant to Power of Attorney dated February 12, 2007.